Exhibit 10.23(a)

CABOT OIL & GAS CORPORATION SAVINGS INVESTMENT PLAN

(As Amended and Restated Effective January 1, 2009)

First Amendment

WHEREAS, effective January 1, 1991, Cabot Oil & Gas Corporation (the “Company”) established the Cabot Oil & Gas Corporation Savings Investment Plan and has amended and restated the Plan on several occasions since that date, most recently as of January 1, 2009 (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to provide for discretionary profit sharing contributions, to authorize the Plan to accept a direct rollover to a Member’s account of any eligible distribution to such Member from the Cabot Oil & Gas Corporation Pension Plan, to remove the Cabot Corporation Common Stock Fund and to make certain changes required by the Heroes Earnings Assistance and Relief Tax Act of 2008;

NOW, THEREFORE, having reserved the right to amend the Plan pursuant to Section 10.4 thereof, the Company hereby amends the Plan, effective, unless otherwise provided below, as of October 1, 2010, as follows:

1. Section 1.21 of the Plan is hereby amended, in its entirety, to read as follows:

“1.21 Employer Contribution Account: The account maintained for a Member to record his share of the Contributions of his Employer and adjustments relating thereto. This account shall include the following sub-accounts, to the extent applicable: (a) the Matching Contribution Sub-Account, which shall reflect Matching Contributions made on the Member’s behalf; and (b) the Discretionary Profit Sharing Contribution Sub-Account, which shall reflect Discretionary Profit Sharing Contributions made on the Member’s behalf.”

2. Section 1.43 of the Plan is hereby amended, in its entirety, as follows:

“1.43 Rollover Account: The separate sub-account established and maintained on behalf of a Member or Beneficiary to reflect his interest in the Trust Fund attributable to Rollover Contributions. The Committee, in its sole discretion, may choose to establish such sub-accounts within a Member’s or Beneficiary’s Rollover Account as the Committee deems appropriate.”

3. Section 1.44 of the Plan is hereby amended, in its entirety, to read as follows:

“1.44 Rollover Contribution: Any amount contributed to the Plan by an Employee or Member pursuant to Section 4.9.”

4. Effective January 1, 2010, or such earlier date as is specified below, Section 3.12 of the Plan is hereby amended, in its entirety, to read as follows:

“3.12. Qualified Military Service:

(a) Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service, as such term is defined in Section 414(u)(5) of the Code, will be provided in accordance with Section 414(u) of the Code. Specifically, as required by Section 414(u)(8) of the Code, the Member will be treated as not having incurred a Break in Service because of his period of Qualified Military Service, the Member’s Qualified Military Service will be treated as Service under the Plan, and the Member will be permitted to make up any contributions he would have otherwise been eligible to make during the period of Qualified Military Service.

(b) If a Member’s death occurs on or after January 1, 2007, while performing Qualified Military Service, then, provided such Member was entitled to reemployment rights with respect to the Employer under Code Section 414(u) as of the date of his death, the Member’s Beneficiary or Beneficiaries shall be entitled to any benefits (other than benefit accruals relating to the period of Qualified Military Service) that would be provided under the Plan if the Member had resumed and then terminated his Service on account of death, in compliance with Code Section 401(a)(37) and the Treasury regulations and guidance issued by the Internal Revenue Service thereunder.

(c) If an individual is paid remuneration by an Employer after December 31, 2008 that constitutes a “differential wage payment” within the meaning of Code

Section 3401(h)(2), then (i) such individual shall be treated as an Employee of the Employer making the payment, (ii) the differential wage payment shall be treated as Compensation solely for purposes of Section 12.1(c) of the Plan.

(d) No Member or Beneficiary shall be entitled to any continued benefit accruals or employer contributions under Code Section 414(u)(9) (as enacted under section 104(b) of the Heroes Earnings Assistance and Relief Act of 2008) by reason of incurring a death or disability during a period of Qualified Military Service.”

5. Section 4.4 of the Plan is hereby amended, in its entirety, to read as follows:

“4.4 Employer Contributions: Employer Contributions may be made in the form of Matching Contributions and/or Discretionary Profit Sharing Contributions, each as defined below. Employer Contributions shall be deemed to be made on account of a Plan Year if (i) the Employer claims such amount as a deduction on its federal income tax return for such Plan Year or (ii) the Employer designates such amount in writing to the Trustee as payment on account of such Plan Year. In the case of the reinstatement of any amounts forfeited pursuant to the unclaimed benefit provisions of Section 11.10, the Employer shall also contribute, within a reasonable time after a claim is filed under Section 11.10, an amount sufficient to reinstate such amount.

(a) Matching Contributions. Each Employer shall make an Employer Contribution to the Trust Fund for a Plan Year on behalf of its Members in an amount equal to one hundred percent (100%) of such Member’s Basic Savings Contributions for the Plan Year (‘Matching Contribution’). ‘Basic Savings Contributions’ means each Member’s first six percent (6%) of Pre-Tax Contributions. After the close of each Plan Year, the applicable Employer shall make an additional Employer Contribution for each Member who is an active Member on the last day of such Plan Year in an amount equal to the difference, if any, between (1) 100% of the first 6% of the Member’s Pre-Tax Contributions (but not Catch-up Contributions) for the Plan Year and (2) the sum of the Employer Matching Contributions made for such Members for all payroll periods during the Plan Year.

(b) Discretionary Profit Sharing Contributions. For each Plan Year, the Board of Directors, in its sole and absolute discretion, may direct an Employer to make an Employer Contribution on behalf of each Member who is actively employed by such Employer during such Plan Year in an amount designated by the Board of Directors (‘Discretionary Profit Sharing Contribution’). Notwithstanding the foregoing, the Board of Directors is not required to authorize a Discretionary Profit Sharing Contribution for a Plan Year.”

6. Section 4.7 of the Plan is hereby amended, in its entirety, to read as follows:

“4.7 Delivery to Trustee. Each Employer shall transmit Contributions to the Trustee as soon as practicable, but in any event no later than the date required by law; provided, however, that all Employer Contributions shall be transmitted to the Trustee no later than the time prescribed by law for filing the federal income tax return of the Employer, including any extension which has been granted for the filing of such tax return.”

7. Section 4.9 of the Plan is hereby amended, in its entirety, to read as follows:

“4.9 Rollover Contributions: Notwithstanding any other provision of the Plan, subject to the terms and conditions set forth in this Section, the Trustee shall be authorized to accept a rollover of an Eligible Rollover Distribution, as defined in Section 8.5, on behalf of or from a person who is (or who will be entitled under Section 3.1 to become) a Member in the Plan, from an Eligible Retirement Plan, as defined in Section 8.5. Such a transferred distribution is referred to herein as a ‘Rollover Contribution.’

The acceptance of Rollover Contributions under this Section shall be subject to the following conditions:

(a) No Rollover Contribution shall be in an amount less than $500;

(b) Rollover Contributions shall be in cash only;

(c) No Rollover Contribution may be transferred to the Plan without the prior approval of the Committee. The Committee shall develop such procedures and may require such information from an Employee desiring to make such a transfer as it deems necessary or desirable. The Committee may act in its sole discretion in determining whether to accept the transfer, and shall act in a uniform, non-discriminatory manner in this regard;

(d) Upon approval by the Committee, a Rollover Contribution shall be paid to the Trustee to be held in the Trust Fund;

(e) A separate Rollover Account shall be established and maintained for each Employee who has made a Rollover Contribution. A Rollover Account shall be invested in the Investment Funds and/or the Company Stock Fund as elected by the Employee, in the form and manner prescribed by the Committee, when the Rollover Contributions are received by the Trust Fund, and thereafter the Employee may change his investments in accordance with Section 9.4 of the Plan. The Employee’s interest in his Rollover Account shall be fully vested and non-forfeitable. If an Employee who is otherwise eligible to participate in the Plan but who has not yet begun participation under Section 3.1 of the Plan makes a Rollover Contribution to the Plan, his Rollover Account shall represent his sole interest in the Plan until he becomes a Member;

(f) The Committee shall be entitled to rely on the representation of the Employee that the Rollover Contribution is an eligible rollover distribution. If, however, it is determined that a transfer received from or on behalf of an Employee failed to qualify as an eligible rollover distribution within the meaning of Code Section 402(c)(4), then the balance in the Employee’s Rollover Account attributable to the ineligible transfer shall, along with any earnings thereon, as soon as is administratively practicable, be:

(1) segregated from all other Plan assets;

(2) treated as a non-qualified trust established by and for the benefit of the Member; and

(3) distributed to the Employee.

Such an ineligible transfer shall be deemed never to have been a part of the Plan or Trust; and

(g) The Plan shall accept a direct Rollover Contribution from the Cabot Oil & Gas Corporation Pension Plan by any Member (or Employee eligible to become a Member) who, as of the date of such Rollover Contribution, has an Account balance in the Plan, and such amount shall be maintained in a Rollover Account maintained on behalf of the Member.”

8. Section 5.2(c) of the Plan is hereby amended, in its entirety, to read as follows:

“(c) Employer Contributions. No less frequently than once each Plan Year and more frequently as may be specified by the Committee, the Employer Contributions for such Plan Year shall be allocated among its Members during such Plan Year or partial Plan Year, as follows:

(1) Matching Contributions. Matching Contributions shall be allocated to the Member’s Matching Contribution Sub-Account in the ratio that each Member’s unwithdrawn Basic Savings Contributions (as defined in Section 4.4) for the applicable Plan Year or partial Plan Year bears to the total unwithdrawn Basic Savings Contributions of all such Members for the Plan Year or partial Plan Year.

(2) Discretionary Profit Sharing Contributions. Discretionary Profit Sharing Contributions received in the Trust Fund for a Plan Year, if any, shall be allocated on each Allocation Date to the Discretionary Profit Sharing Contribution Sub-Account of each eligible Member in the ratio that the Member’s Considered Compensation for the applicable Allocation Period bears to the aggregate Considered Compensation of all Members for such Allocation Period. For purposes of this Section 5.2(c)(2), (i) ‘Allocation Date’ means the date on which an allocation of Discretionary Profit Sharing Contributions; (ii) ‘Allocation Period’ shall mean the period commencing on the date next following the previous Allocation Date and ending on the current Allocation Date; and (iii) ‘Considered Compensation’ shall mean a Member’s Compensation for the applicable Allocation Period; For the Plan Year ending December 31, 2010, a Member’s Considered Compensation shall not include Compensation attributable to services performed prior to October 1, 2010 and no Allocation Date shall be deemed to have occurred prior to October 1, 2010.”

9. Section 6.5 of the Plan is hereby amended, in its entirety, to read as follows:

“6.5 Loans to Members: Except as provided below, the availability of loans are limited to Members who are Employees (hereinafter “Borrowers”), who may make application to the Committee to borrow from the Accounts maintained by or for the Borrower in the Trust Fund other than the Discretionary Profit Sharing Sub-Account and the portion of the Rollover Account attributable to rollovers from the Cabot Oil & Gas Corporation Pension Plan (the “Loan Eligible Account”). Additionally, in order for the exemption set forth in 29 C.F.R. 2550.408b-1 to apply to the Plan, a Borrower may also include, but only to the extent not resulting in discrimination prohibited by Section 401(a)(4) of the Code, any other Member or Beneficiary who is a “party in interest” with respect to the Plan within the meaning of ERISA Section 3(14). It is within the sole discretion of the Committee whether or not to permit such a loan. Loans shall be granted in a uniform and non-discriminatory manner on terms and conditions determined by the Committee which shall not result in more favorable treatment of highly compensated employees and shall be set forth in written procedures promulgated by the Committee in accordance with applicable governmental regulations. All such loans shall also be subject to the following terms and conditions:

(a) The amount of the loan, when added to the amount of any outstanding loan or loans to the Borrower from any other plan of the Employer or an Affiliate which is qualified under Section 401(a) of the Code, shall not exceed the lesser of (i) $50,000, reduced by the excess, if any, of the highest outstanding balance of loans from all such plans during the one-year period ending on the day before the date on which such loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made or (ii) fifty percent (50%) of the present value of the Borrower’s vested Loan Eligible Account balance under the Plan. In no event shall a loan of less than $1,000 be made to a Borrower. A Borrower may not have more than one (1) loan outstanding at a time under this Plan, and a Borrower will be limited to a maximum of one (1) loan per year from this Plan.

(b) The loan shall be for a term not to exceed five (5) years, and shall be evidenced by a note signed by the Borrower. The loan shall be payable in periodic installments and shall bear interest at a reasonable rate which shall be determined by the Committee on a uniform and consistent basis and set forth in the procedures in accordance with applicable governmental regulations. Payments by a Borrower who is an Employee will be made by means of payroll deduction from the Borrower’s compensation. If a Borrower is not receiving compensation from the Employer, the loan repayment shall be made in accordance with the terms and procedures established by the Committee. A Borrower may repay an outstanding loan in full at any time.

(c) In the event an installment payment is not paid within seven (7) days following the monthly due date, the Committee shall give written notice to the Borrower sent to his last known address. If such installment payment is not made within thirty (30) days thereafter, the Committee shall proceed with foreclosure in order to collect the full remaining loan balance or shall make such other arrangements with the Borrower as the Committee deems appropriate. Foreclosure need not be effected until occurrence of a distributable event under the terms of the Plan and no rights against the Borrower or the security shall be deemed waived by the Plan as a result of such delay.

(d) The unpaid balance of the loan, together with interest thereon, shall become due and payable upon the date of distribution of any portion of the Loan Eligible Account and the Trustee shall first satisfy the indebtedness from the amount payable to the Borrower or to the Borrower’s Beneficiary before making any payments to the Borrower or to the Borrower’s Beneficiary.

(e) Any loan to a Borrower under the Plan shall be adequately secured. Such security may include a pledge of a portion of the Borrower’s right, title and interest in the Trust Fund which shall not exceed fifty percent (50%) of the present value of the Borrower’s vested Loan Eligible Account balance under the Plan as determined immediately after the loan is extended. Such pledge shall be evidenced by the execution of a promissory note by the Borrower which shall grant the security interest and provide that, in the event of any default by the Borrower on a loan repayment, the Committee shall be authorized to take any and all appropriate lawful actions necessary to enforce collection of the unpaid loan.

(f) A request by a Borrower for a loan shall be made in writing to the Committee and shall specify the amount of the loan. If a Borrower’s request for a loan is approved by the Committee, the Committee shall furnish the Trustee with written instructions directing the Trustee to make the loan in a lump-sum payment of cash to the Borrower. The cash for such payment shall be obtained by redeeming proportionately as of the date of payment the Investment Fund or Investment Funds, or portions thereof, that are credited to the particular Loan Eligible Account of such Borrower.

(g) A loan to a Borrower shall be considered an investment of the separate Loan Eligible Account(s) of the Borrower from which the loan is made. All loan repayments shall be credited pro rata to such separate Loan Eligible Account(s) and reinvested exclusively in shares of one or more of the Investment Funds in accordance with the Borrower’s most recent investment direction made in accordance with Section 9.3.”

10. The fourth paragraph of Section 8.1 of the Plan is hereby amended to read as follows:

“The amount which a Member, former Member or Beneficiary is entitled to receive at any time and from time to time shall be paid in cash as a lump sum, except amounts payable to or on behalf of Members who have shares of Cabot Oil & Gas Corporation stock in their Profit-Sharing Plan Account or their ESOP Account may have their stock balance paid in cash or as stock certificates adjusted to reflect commission fees.”

11. Section 9.2 of the Plan is hereby amended, in its entirety, to read as follows:

“9.2 Investment Funds: The Trustee shall divide the Trust Fund into the Cabot Oil & Gas Corporation Stock Fund and such additional Investment Funds which shall be selected and reviewed from time to time by the Committee. Effective September 30, 2010, the Cabot

Corporation Common Stock Fund shall no longer be offered pursuant to the Plan.

Contributions shall be paid into the Investment Funds pursuant to the directions of the Members given in accordance with the provisions of Sections 9.3 and 9.4 as certified to the Trustee by the Committee. Except as otherwise provided herein, interest, dividends and other income and all profits and gains produced by each such Investment Fund shall be paid into such Investment Fund, and such interest, dividends and other income or profits and gains, without distinction between principal and income, may be invested and reinvested but only in the property hereinabove specified for the particular Investment Fund.”

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officer, has caused this Amendment to be executed as of the 10th day of September 2010, to become effective as of the dates set forth above.

CABOT OIL & GAS CORPORATION

By:	/s/ Abraham Garza

Title:	Vice President, Human Resources

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